Exhibit 99.2

A MESSAGE FROM OUR INTERIM CEO, NAMAL NAWANA

2013 was an important year for Alere. The Company initiated a shift in its operating model, launched a global enterprise approach and consolidated many business units to support more focused execution and deliver leverage.

We also invested in important enterprise infrastructure, including the launch of a single-instance ERP implementation supporting the majority of our global commercial entities and a portfolio lifecycle management platform to manage a newly initiated global quality system. We expanded the scope of our global shared services operation and delivered improved service at lower cost. We created a global in-sourcing center and scaled rapidly in the Philippines to support a significant expansion in our mail order diabetes business to serve over 700,000 patients.

On a personal note, I visited the vast majority of our more than 30 manufacturing, distribution and laboratory sites. Based on my visits, we launched operational excellence initiatives throughout our network, including lean and 5S, with a concerted effort to hire talent in key locations and accelerate improvement plans and build internal capabilities. I also visited hundreds of customers, sales representatives and distribution partners, which offered perspective and a chance to hear feedback from our stakeholders all over the world. We also heightened focus on key growth geographies, delivering accelerated growth in India, China, Africa and Latin America. You will see further details on these regions in this annual report and these growth markets will continue to be a key area of focus.

Alere has numerous unique assets that are powered by world-class technologies. In 2013, we made significant progress on core technologies, such as Triage® and epoc®, as well as in the transformational new areas of isothermal nucleic acid testing with our Alere™ i platform and our quantitative viral load platform Alere™ q. We were thrilled to secure a grant from the Bill and Melinda Gates Foundation to fund the development of a tuberculosis assay on our Alere™ q platform.

In August, we received FDA approval for the Alere Determine™ HIV-1/2 Ag/Ab and the product became commercially available in October. Also in August, we secured FDA clearance for Alere™ MobileLink, a cloud-based technology that allows patients to self-test at home and immediately transmit the data to the appropriate clinical system for easy access by their healthcare providers. A similar product, Alere™ HomeLink, received FDA clearance in December for over-the-counter use. HomeLink’s cellular connectivity hub connects remote patients and providers and other Alere products to a central connected health platform.

In the city of Leeds in the U.K., we demonstrated the ability to establish a health information exchange to support delivery of a single electronic health record that all U.K. National Health Service (NHS) providers will be able to use. The system is based on technology piloted by Alere in U.S. health systems and aims to enable broader access to healthcare data and enhanced collaboration between a patient’s team of caregivers and strives to create more cost-effective treatment and better patient outcomes.

Financial Performance

While Alere continues to experience headwinds that challenge our stated goals, overall, we delivered solid financial results and consistent quarterly performance. Some of our challenges included recovery from the Triage® product recall, which has taken substantially longer than we expected and severely impacted sales, particularly in North America. Pressure on Medicare reimbursement rates negatively impacted our Arriva mail order diabetes business, and to a lesser degree, our toxicology business. The slow Triage® recovery and price pressure on our Arriva and toxicology products also caused meaningful declines in our overall gross margin for the year.

Our Health Information Solutions segment had a challenging contracting season, resulting in revenue losses as we entered 2014. We were also impacted by recalls in our anti-coagulation and heart failure product portfolios, which have dampened growth.

Despite these challenges, initiatives are underway to mitigate short-term headwinds, deliver operating income margin expansion and ultimately accelerate organic growth. And despite not executing the sale of our BBI and associated assets as a result of poor market conditions, we remain committed to appropriately deleveraging our business through asset sales and use of free cash flows.

Since joining Alere, I have appreciated my conversations with shareholders. The dialogue has helped crystallize the key areas of opportunity for investors and has also provided impetus to create further focus within our organization. A good example is the stronger focus on our cash cycle.

Looking forward, I believe that Alere is on a path toward more consistent and sustainable performance with further efforts required to remediate product performance, optimize its portfolio and improve execution. Our underlying core assets are valuable and our competitive positions in key business areas are strong. Our desire to better serve our shareholders and customers is and will continue to be at the forefront of conversations and actions within our global organization.

My first 18 months at Alere have proven to be an exciting and rewarding journey. With my recent appointment to the role of Interim CEO and President, I am energized by the prospect to work with our Board of Directors, led by our Chairman Gregg Powers, and the talented leadership and engaged global workforce of Alere to unlock the organization’s full potential this year and in the years to come.

Sincerely,

/s/ Namal Nawana

Namal Nawana

Interim CEO and President, Chief Operating Officer